                   AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT

         This AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT ("this Amendment") is entered into as of February 12, 1996 by CABLE TV FUND 12-BCD VENTURE (The "Company") and the NOTEHOLDERS referred to below.

         PRELIMINARY STATEMENT.   (1) Reference is made to the Note Purchase
Agreement, dated as of March 31, 1992 (as such Note Purchase Agreement has been amended by Amendment No. 1 to Note Purchase Agreement dated as of March 31, 1994 and Amendment No. 2 to Note Purchase Agreement dated as of September 30, 1994 and as such Note Purchase Agreement may be further amended form time to time, the "Note Purchase Agreement"), among the Company and the purchasers of the Notes referred to below.

         (2) Pursuant to the Note Purchase Agreement, at a closing held on March 31, 1992, the Company issued and sold and the financial institutions designated Purchasers therein purchased $93,000,000 in aggregate principal amount of the Company's 8.64% Senior Secured Notes due March 31, 2000 (the "Notes"), each Purchaser purchasing Notes in the principal amount indicated opposite its name in Schedule I to the Note Purchase Agreement. The institutions which are currently the beneficial holders of the Notes and any nominees which hold Notes for such institutions and are the record holders thereof are named in Schedule 1 hereto (for the purposes of this Amendment, such institutions and/or such nominees, as the context requires, are included in the term "Noteholders").

         (3) The Company is a joint venture general partnership formed pursuant to the Joint Venture Agreement dated as of March 17, 1986 (as amended, the "Joint Venture Agreement") by and among Cable TV Fund 12-B, Ltd., Cable TV Fund 12-C, Ltd. and Cable TV Fund 12-D, Ltd., each a Colorado limited partnership (each individually a "Partner," and individually and collectively, the "Partners").

         (4) The Company is the owner of certain cable television franchises, related contract rights and operating cable television properties and systems in and around Antelope Valley (Palmdale/Langcaster/California City/Edwards Air Force Base), California and the development of Rancho Vista, Palmdale, California (the "Palmdale System"), Albuquerque, New Mexico (the "Albuquerque System") and the City of Tampa, Florida (the "Tampa System"). The Company desires to sell the Tampa System to Jones Cable Holdings, Inc., a Subsidiary of Jones.

         (5) The Company and NationsBank of Texas, N.A., Royal Bank of Canada, Shawmut Bank Connecticut, N.A., Colorado National Bank, and CoresStates Bank, N.A. ("Core States") for itself and as agent (the "Existing Banks") are parties to that certain

Amended and Restated Loan Agreement dated March 31, 1992, as amended by Amendment No. 1 dated September 30, 1994 (as amended, the "Existing Loan Agreement"), pursuant to which the Existing Banks agreed to advance to Borrower up to an aggregate principal amount outstanding at any time of Eighty-Seven Million Dollars ($87,000,000).

         (6) Pursuant to the Second Amended and Restated Credit Agreement dated as of February 12, 1996 (the "Loan Agreement") by and among the Company and the banks listed therein (the "Banks"), the Company desires to amend and restate the commitment under the Existing Loan Agreement and to borrow thereunder, and Banks on a several basis are willing to lend, on the terms and conditions set forth therein, up to One Hundred Twenty Million Dollars ($120,000,000) for the purposes set forth therein.

         (7) The Company has requested that the Noteholders agree to amend 1.1, 1.4, 9.12, 9.13, 9.17, 9.25 and 11.1 and Exhibit A of the Note Purchase Agreement, all in the manner described therein. The Company has further requested that the Noteholders consent to certain amendments set forth in the Loan Agreement. On the terms and subject to the certain provisions of the Note Purchase Agreement pursuant to 13.4 thereof, and the Noteholders desire to consent to certain amendments set forth in the Loan Agreement pursuant to 9.22 of the Note Purchase Agreement.

         NOW, THEREFORE, the Company and each of the undersigned Noteholders agree as follows:

SECTION 1. RELATION TO THE NOTE PURCHASE AGREEMENT; DEFINITIONS

         1.1 RELATION TO NOTE PURCHASE AGREEMENT. This Amendment constitutes an integral part of the Note Purchase Agreement.

         1.2 CAPITALIZED TERMS. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Note Purchase Agreement.

SECTION 2 AMENDMENT TO THE NOTE PURCHASE AGREEMENT.

         2.1 AMENDMENT TO 1.1. The Note Purchase Agreement is hereby amended by restating 1.1 thereof in it entirety as follows:

1.1 AUTHORIZATION OF NOTES. The Company has authorized the issuance and sale of $93,000,000 in aggregate principal amount of its 8.64% Senior Secured Notes due March 31, 2000 (such notes, together with all notes in the form annexed hereto as Exhibit A issued in exchange or replacement for, or on registration or transfer of, such notes are hereinafter called the "Notes"). Each Note shall bear interest from the date thereof until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 8.64% per annum, payable semiannually on each September 30 and March 31 (an "Interest Payment Date"), commencing September 30, 1992, and shall have a stated maturity of March 31, 2000; provided, that, if the Company shall not have obtained, within six (6) months after the Third Amendment Effective Date, the consent of the County of Los Angeles to the grant of security interests in franchises granted by such County, each Note shall bear interest from the date thereof until the date on which such consent has been obtained at the rate of 8.74% per annum, payable semiannually on each Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Any overdue portion of the principal amount of any Note and premium, if any, and (to the extent permitted by applicable law) any overdue installment of interest shall bear interest at a rate equal to two percent (2%) above the interest rate applicable to timely payments thereon.

2.2 AMENDMENT TO 1.4      The Note Purchase Agreement is hereby amended by
restating 1.4 thereof in its entirety as follows:

1.4 SECURITY DOCUMENTS; INTERCREDITOR AGREEMENT.

         (a) The Notes are to be secured by an Amended and Restated Security Agreement, dated February 12, 1996, between the Company and CoreStates Bank, N.A., as collateral agent (in its capacity as collateral agent under the Security Agreement, the "Collateral Agent"), (which, together, with all supplements thereto and amendments thereof, is referred to herein as the "Amended Security Agreement"), granting to the Collateral Agent for the benefit of the Noteholders and the Banks a first-priority security interest in the Collateral (as interests and rights created under the Amended Security Agreement are referred to as the "Security." The rights of the holders of the Notes and the Banks under the Security Agreement and in the property subject thereto will be subject to the provisions of an Amended and Restated Intercreditor Agreement dated as of February 12, 1996 (the "Intercreditor Agreement").

         (b) Contemporaneously with the Third Amendment Effective Date, the Company will enter into a Second Amended and Restated Credit Agreement, dated as of February 12, 1996, with CoreStates Bank, N.A., for itself and as agent for the Banks (as such agreement may be amended, modified or supplemented form time to time in compliance with the provisions of this Agreement, the "Loan Agreement"). The obligations of the Company under the Loan Agreement will also be secured by the Amended Security Agreement.

         2.3 AMENDMENT TO 9.12 The Note Purchase Agreement is hereby amended by restating 9.12 thereof to read in its entirety as follows:

         9.12 FUNDED DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO. The Company will not permit the ration of Funded Debt to Annualized Operating Cash Flow at any time during any period set forth below to exceed the applicable ratio set forth opposite such period below:

                                              Ratio of Funded Debt to Annualized
Period                                                Operating Cash Flow

Third Amendment Effective Date through
September 30, 1996                                         4.50:1.00
October 1, 1996 through June 30, 1997                      4.00:1.00
July 1, 1997 through June 30, 1998                         3.50:1.00
July 1, 1998 and thereafter                                3.00:1.00

         2.4 AMENDMENT TO 9.13 The Note Purchase Agreement is hereby amended by restating 9.13 thereof to read it in its entirety as follows:

                 9.13 Pro Forma Debt Service Coverage. The Company will not at any time permit the Pro Forma Debt Service Coverage Ratio to be less than
1.25 to 1.00.

         2.5 AMENDMENT TO 9.17. The Note Purchase Agreement is hereby amended by restating 9.17 thereof to read in its entirety as follows:

                 9.17 RESTRICTED PAYMENTS. The Company will not make any Restricted Payments except as permitted pursuant to 9.9 and 9.25 hereof.

         2.6 AMENDMENT TO 9.25 The Note Purchase Agreement is hereby amended by restating 9.25 thereof to read in its entirety as follows:

                          9.25 PAYMENTS TO AFFILIATES. The Company will not pay
or accrue any salaries or other compensation, fees (including Home Office Allocations) to Affiliates, except, in the absence of any Refund Liability or Event of Default or Default hereunder and provided such payments shall not cause any Event of Default or Default hereunder: (I) in connection solely with the sale of the Tampa System as permitted by 9.18 hereof, the Company may make distributions to the Partners in an aggregate amount which does not exceed fifty percent (%50) of the gross cash proceeds form the sale of the Tampa System; (ii) the Company may, subject to the terms of the Subordination Agreement, pay Management Fees and Home Office Allocations in accordance with the terms of the Management Agreement as in effect on the date hereof; provided, however, that after December 31, 1999, no payment may be made on Management Fees or Home Office Allocations that have been deferred pursuant to the terms hereof; and (iii) the Company may make payments to Affiliates for brokerage services, including in connection with the purchase or sale of a System, and for the sale of television or other signals, the purchase or lease of television or other signals or specialized equipment and the licensing of technology, provided (x) such transactions are at a price and on terms at least as favorable as those prices and terms being generally offered in the same market place by unrelated parties for goods or services as nearly identical as possible in regard top quality, technical advancement and availability, provided, however, that so long as no Default or Event of Default is in existence, the Company may pay brokerage fees to The Jones Group, Ltd. in connection with (a) the sale of a System to an entity which is not an Affiliate in an amount not to exceed two and one-half percent (2-1/2%) of the gross sales price of the System, and (b) the purchase of a System, in an amount not to exceed four and one half percent (4-1/2%) of the lower of the gross purchase price or appraisal value of the System and (y) payments to Jones Programming Services, Inc. ("Programming") for the purchase of signals or programming for the Systems shall not exceed the payments made by or charged to other Affiliates of Programming by Programming for comparable quantity and quality of signals or programming.

2.7 amendment to 11.1(g). The Note Purchase Agreement is hereby amended by restating 11.1(g) thereof to read in its entirety as follows:

         (g) the Company or any Partner (other than Cable TV Fund 12-B, Ltd.) Shall, in respect of any of its Indebtedness under the Loan Agreement or any other Indebtedness (excluding the Notes) in an amount, individually or in the aggregate, in excess of $1,000,000 (x) fail to pay any amount of Indebtedness when due whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise, or (y) default in the performance or observance of any other provision contained in any instrument or agreement evidencing such Indebtedness, if the effect of such failure to pay or default is to cause or permit the holder of the requisite holders of such Indebtedness or a trustee or agent (I) to cause such Indebtedness to become due and payable prior to its stated maturity, or (II) to take any action to realize upon any assets or property of the Company or any such Partner under any agreement or instrument evidencing or securing such Indebtedness; provided, that, a default by the Company under the Loan Agreement resulting from the Company's failure to obtain, within six (6) months after the Third Amendment Effective Date, the consent of the County of Los Angeles to the grant of security interests in franchises granted by such County, shall only constitute an Event of Default hereunder if the effect of such failure to obtain the consent of the County is to cause the holder or the requisite holders of the Indebtedness under the Loan Agreement or a trustee or agent to cause such Indebtedness to become due and payable prior to its stated maturity;

2.8 AMENDMENT TO 12.1 (a) The following definitions are hereby added, in alphabetical order, to 12.1 of the Note Purchase Agreement:

         The term "Amended Security Agreement" shall have the meaning set forth in Amendment No. 3 to Note Purchase Agreement dated as of February 12, 1996 by and among the Company and the Noteholders set forth on Schedule 1 thereto.

         The term "Pro Forma Debt Service" shall mean, at any time of determination, all principal, interest and fees to become due on such Funded Debt during the period of twelve (12) calendar months beginning with such date of determination (including all amounts to become due under Capital Leases for such period).

         The term "Pro Forma Debt Service Coverage Ratio" shall mean, as of the date of determination thereof, the ratio of Pro Forma Annualized Operating Cash Flow to Pro Forma Debt Service.

         The term "Third Amendment Effective Date" shall have the meaning set forth in Amendment No. 3 to Note Purchase Agreement dated as of February 12, 1996 by and among the Company and the Noteholders set forth on Schedule 1 thereto.

         (b) The Note Purchase agreement is hereby amended by deleting each of the definitions of "Bank", "Operating Cash Flow", "Pro Forma Annualized Operating Cash Flow" and "System" in 12.1 thereof and replacing it with the following:

         The term "Bank" shall mean individually, and "Banks" individually and collectively, CoreStates Bank, N.A., a national banking association which also conducts business as Philadelphia National Bank and as Corestates First Pennsylvania Bank, Societe Generale, a French Bank acting through its New York Branch, NationsBank of Texas, N.A., a national banking association, NatWest Bank, N.A., The Royal Bank of Canada, a national banking institution, Colorado National Bank, a national banking association, and their successors and assigns.

         The term "Operating Cash Flow" shall mean, for any fiscal period of the Company, (I) the sum of Net Income, plus the following items, in each case to the extent taken into account in calculating Net Income for such period: (a) Depreciation, (b) Interest Expense, (c) Management Fees paid or accrued (not including payments of amounts previously accrued), and (d) Home Office Allocations paid or accrued (not including payments of amounts previously accrued), less (ii) any non-cash gains or income of the Company and any extraordinary income of the Company, determined in accordance with GAAP.

         The term "Pro Forma Annualized Operating Cash Flow" shall mean, in connection with any sale of a System pursuant to 9.18 hereof or any determination of the Pro Forma Debt Service Coverage Ratio pursuant to 9.13(b) hereof, (I) four (4) times (ii) Operating Cash Flow for the period of three (3) calendar months most recently ended, adjusted, in the case of any determination made in connection with or after the consummation of a sale of a System or other assets to which a portion of such Operating Cash Flow for such period is attributable, to reflect Operating Cash Flow for such period on a pro forma basis excluding the portion of Operating Cash Flow for such period attributable to the System or other assets so sold or to be sold of additional Indebtedness, to reflect Operating Cash Flow for such period on a pro forma basis to reflect any Interest Expense (not otherwise included in the determination of Operating Cash Flow for such period) that would have been incurred if such Indebtedness had been incurred prior to such period (but excluding any

Interest Expense associated with any Indebtedness which may have been repaid prior to the date of determination).

         The term "System" shall mean individually, and "Systems" shall mean individually and collectively, the Palmdale System, the Tampa System and the Albuquerque System, together with any additional cable television systems acquired by the Company in accordance with 9.19 hereof, but not including any cable television system which has been sold in accordance with 9.18 hereof.

         2.9 AMENDMENT TO EXHIBIT A TO THE NOTE PURCHASE AGREEMENT. Exhibit A to the Note Purchase Agreement (the form of Note) shall be amended by deleting it in its entirety and replacing it with Exhibit A to this Amendment.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS.

         3.1 EFFECTIVE DATE. The provisions of Section 2 of this Amendment shall become effective as of the date on which each of the following conditions shall have been satisfied or waived by the holders of all of the outstanding Notes (the "Third Amendment Effective Date"):

         (a) Execution of Counterparts. Counterparts of this Amendment shall have been executed and delivered by the Company and the holders of a majority in aggregate unpaid principal amount of Notes outstanding.

         (b) Representations True; No Event of Default. The representations and warranties of the Company contained herein shall be true on and as of the Third Amendment Effective Date. There shall exist no Event of Default, assuming for this purpose that this Amendment had been effective form and after the date hereof.

         (c)     Opinions of Special Counsel for the Company.

                          (i) The Noteholders and their Special Counsel shall
have received from Elizabeth Steele, general counsel for Jones, an opinion, dated the Third Amendment Effective Date, in form and substance satisfactory to the Noteholders and their Special Counsel, to the effect specified in Schedule 2-A hereto, and covering such other matters incident to the transactions contemplated hereby as the Noteholders and their Special Counsel may reasonably request;

                          (ii) The Noteholders and their Special Counsel shall
have received form Quinn, Kully & Morrow, special California counsel for the Company, an opinion, dated the Third Amendment Effective Date, in form and substance satisfactory to the Noteholders and their Special Counsel, to the effect specified in Schedule 2-B hereto, and covering such other matters incident to the transactions contemplated hereby as the Noteholders and their Special Counsel may reasonably request;

                          (iii) The Noteholders and their Special Counsel shall
have received from Ruden, McClosky, Smith, Schuster & Russell, P.A., special Florida counsel for the Company, an opinion, dated the Third Amendment Effective Date, in form and substance satisfactory to the Noteholders and their Special Counsel, to the effect specified in Schedule 2-C hereto, and covering such other matters incident to the transactions contemplated hereby as the Noteholders and their Special Counsel may reasonably request;

                          (iv) The Noteholders and their Special Counsel shall
have received from Keleher & McLeod, special New Mexico counsel for the Company, an opinion, dated the Third Amendment Effective Date, in form and substance satisfactory to the Noteholders and their Special Counsel, to the effect specified in Schedule 2-D hereto, and covering such other matters incident to the transactions contemplated hereby as the Noteholders and their Special Counsel may reasonably request; and

                          (v) The Noteholders and their Special counsel shall
have received form Dow, Lohnes & Albertson, special FCC counsel for the Company, an opinion, dated the Third Amendment Effective Date, in form and substance satisfactory to the Noteholders and their Special counsel, to the effect specified in Schedule 2-E hereto, and covering such other matters incident to the transactions contemplated hereby as the Noteholders and their Special Counsel may reasonably request.

         (d) Fees and Disbursements of Special Counsel for the Noteholders. The noteholders' Special Counsel shall have received payment of the invoice rendered for its fees and disbursements posted through the date of such invoice (with the understanding that a supplemental statement for fees and disbursements subsequently posted is to be rendered at a later date) in connection with the consummation of the transactions contemplated hereunder.

         (e) Loan Agreement, etc. The Loan Agreement and all other agreements, instruments and arrangements between the Banks and the Company shall have been reduced to writing and furnished to the Noteholders and such agreements, instruments and arrangements shall be in form and substance satisfactory to their Special Counsel. The Noteholders shall have received an Officer's Certificate of the Company attaching copies of the fully executed Loan Agreement and each of such other agreements and such documents are the only agreements between such parties relating to the transactions contemplated by the Loan Agreement, that each such document is in full force and effect without any term or condition thereof having been amended, modified or waived or any exercise of rights with respect thereto forborne without the Noteholders' prior written consent, that there is no default thereunder and that each of the conditions set forth in the Loan Agreement to be satisfied prior to or on the Third Amendment Effective Date shall have been satisfied (without any thereof having been waived).

                 (f) Amendment to Intercreditor Agreement. The parties to the Intercreditor Agreement shall have entered into an amendment thereof in the form of Exhibit B attached hereto, such amendment shall have become effective in accordance with tits terms and the Noteholders shall have received a fully executed original of such amendment (or a complete set of executed counterparts thereof).

                 (g) Amendment to Security Agreement. The parties to the Amended Security Agreement shall have entered into an amendment thereof in the form of Exhibit C attached hereto, such amendment shall have become effective in accordance with its terms and the Noteholders shall have received a fully executed original of such amendment (or a complete set of executed counterparts thereof).

                 (i) No Material Adverse Change. There shall have been no material adverse change in the business, earnings, properties or condition (financial or otherwise) to the Company or any of its Subsidiaries since September 30, 1995.

                 (j) Bank Consent. The Noteholders shall have received the written consent of the Banks to the execution, delivery and performance of this Amendment.

                 (k) Consents. The Company shall have delivered to the Noteholders an Officer's Certificate, dated the Third Amendment Effective Date, certifying that any necessary consents, waivers, approvals, authorizations, registrations, filings and notifications in connection with the authorization, execution and delivery of this Amendment have been obtained or made and are in full force and effect.

                 (l) Proceedings, Instruments, etc. All proceedings and actions taken on or prior to the Third Amendment Effective Date in connection with the transactions contemplated by this Amendment and all instruments incident thereto shall be in form and substance satisfactory to the Noteholders and their Special counsel, and the Noteholders and their Special Counsel shall have received copies of all documents that it or they may request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications, and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Amendment, in form and substance satisfactory to the Noteholders and their Special Counsel.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         4.1 ORGANIZATION AND AUTHORITY. (a) The Company:

                 (i) is a general partnership duly formed and validly existing under the laws of the State of Colorado;

                 (ii) has all requisite partnership power and authority to own (or hold under lease) and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted;

                 (iii) has all requisite partnership power and authority necessary to enter into this Amendment, the Amended Security Agreement and the Intercreditor Agreement, and to perform its obligations under this Amendment, the Security Agreement, the Intercreditor Agreement and the Notes;

                 (iv) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities make such filings, franchises, licenses, permits or registrations necessary; and

                 (v) has no Subsidiaries.

         (b) Each of the Partners:

                 (i) is a limited partnership duly formed and validly existing under the laws of the State of Colorado;

                 (ii) has all requisite partnership power and authority to own (or hold under lease) and operate its properties, to conduct its business as currently conducted; and

                 (iii) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary other than such filings, franchises, licenses, permits or registrations as would not, individually or in the aggregate, have a material adverse effect on the business, earnings, properties or condition (financial or other) of such Partner.

         (c) Jones:

                 (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

                 (ii) has all requisite corporate power and authority to own (or hold under lease) and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted; and

                 (iii) has qualified to do business in each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such qualification necessary other than such qualifications as would not, individually or in the aggregate, have a material adverse effect on the business, earnings, properties or condition (financial or other) of Jones.

         4.2 CORPORATE PROCEEDINGS; VALIDITY OF THIS AMENDMENT. The Company has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Amendment, the Amendment Security Agreement and the Intercreditor Agreement. Each of this Amendment, the Amended Security Agreement and the Intercreditor Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4.3 NO DEFAULT OR EVENT OF DEFAULT. Giving effect to the amendments set forth in Section 2 of this Amendment, no event has occurred and no condition exists which constitutes a Default or an Event of Default.

         4.4 ALL OTHER REPRESENTATIONS AND WARRANTIES. The representation and warranties of the Company and its Subsidiaries contained in Section 2 of the Note Purchase Agreement are true and correct on and as of the date hereof with the same effect as though made on and as of the Closing Date, as amended by substituting Schedule II attached hereto for Schedule II attached to the Note Purchase Agreement.

SECTION 5. AMENDMENT FEE

         The Company shall pay to each Noteholder on or prior to the Third Amendment Effective Date an amendment fee in an amount equal to 0.25% of the aggregate unpaid principal amount of Notes outstanding and held by such Noteholder (without regard to whether such Noteholder is executing this Amendment).

SECTION 6. CONSENT TO AMENDMENT TO LOAN AGREEMENT.

         Pursuant to 9.22 of the Note Purchase Agreement which requires the Company to obtain the written consent of the holders of at least 66 2/3% of the aggregate principal amount of Notes outstanding prior to making certain amendments to the Loan Agreement, the Noteholders hereby approve and consent to the execution by the Company of the Second Amended and Restated Credit Agreement dated as of February 12, 1996 by and among the Company and the banks listed therein, substantially in the form attached hereto as Exhibit D.

SECTION 7. MISCELLANEOUS.

         7.1 CROSS-REFERENCES. References in this Amendment to any Section (or "?") are, unless otherwise specified, to such Section (or "?") of this Amendment.

         7.2 INSTRUMENT PURSUANT TO EXISTING NOTE PURCHASE AGREEMENT; LIMITED AMENDMENT. This Amendment is executed pursuant to 13.4 of the Note Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Note Purchase Agreement, including 13.4 thereof. Except as expressly amended, any conditions of the Note Purchase Agreement shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of any Noteholder under the Note Purchase Agreement.

         7.3 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Company and the Noteholders and their respective successors and assigns.

         7.4 COUNTERPARTS. This Amendment may be executed simultaneously in tow or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

         7.5 GOVERNING LAW. THIS AMENDMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                              MELLON BANK, N.A., as Trustee for NYNEX MASTER PENSION TRUST, as directed by JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
               [Seal]
                                       By:  /S/ PATRICIA J. VEILLEUX
                                          -----------------------
                                     Name:  Patricia J. Veilleux
                                    Title:  Associate Counsel

The decision to               CONNECTICUT MUTUAL LIFE INSURANCE COMPANY
participate in this                    By:  /S/ WILLIAM F. CASE
investment, any                           -----------------------
representations made                 Name:  William F. Case
herein by the                       Title:  Senior Investment Officer
participant, and any
actions taken                 GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
hereunder by the
participant has/have                   By:  /S/ WAYNE T. HOFFMANN
been solely at the                        -----------------------
direction of the                     Name:  Wayne T. Hoffmann
investment fiduciary                Title:  Vice President
who has sole investment                     Private Placement Investments
discretion
with respect to this          MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
investment
                                       By:  /S/ JOHN B. JOYCE
                                          -----------------------
                                     Name:  John B. Joyce
                                    Title:  Vice President


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
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereunto as of the day and year first above written.

                             CABLE TV FUND 12-BCD VENTURE
                             By: Cable TV FUND 12-B, LTD.,
                                                         a general partner

                             By: Cable TV FUND 12-C, LTD.,
                                                         a general partner

                             By: Cable TV FUND 12-D, LTD.,
                                                         a general partner

                             By: JONES INTERCABLE, INC.,
                                                       their general partner
                                    By:  /S/ J. ROY POTTLE
                                       ------------------------
                                  Name:  J. Roy Pottle
                                 Title:  TREASURER

                             JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                                   By:  /S/ DANIEL C. BUDDE
                                       ------------------------
                                 Name:  Daniel C. Budde
                                Title:  Investment Officer

                             THE TRAVELERS INSURANCE COMPANY
                                   By:  /S/ PAMELA WESTMORELAND
                                       ------------------------
                                 Name:  Pamela Westmoreland
                                Title:  Assistant Investment Officer

                             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                                   By:  /S/ WILMA H. DAVIS
                                       ------------------------
                                 Name:  Wilma H. Davis
                                Title:  Vice President


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